EXHIBIT 2


                                      AMENDMENT NO. 1 dated as of April 24,
                             2001, to the Rights Agreement dated as of June 10, 1998 (the "Rights Agreement"), by and between Newport News Shipbuilding Inc. (the "Company") and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

          Pursuant to the terms of the Rights Agreement and in accordance with
Section 26 thereof, the following actions are hereby taken prior to executing the Merger Agreement referred to below:

          Section 1. Amendments to Rights Agreement. The Rights Agreement is hereby amended as follows:

          (a) The definition of "Acquiring Person" in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

                    "Notwithstanding anything in this Agreement to the contrary, neither General Dynamics Corporation nor any of its Affiliates or Associates (hereinafter, collectively, "General Dynamics") shall be deemed to be an Acquiring Person, either individually or collectively, solely by virtue of (i) the public announcement of the Offer or the Merger, (ii) the acquisition of shares of Common Stock of the Company pursuant to the Merger Agreement, (iii) the execution of the Merger Agreement or (iv) the commencement of or the Consummation of the Offer or the consummation of the Merger or of the other transactions contemplated in the Merger Agreement."

          (b) The definition of "Beneficial Owner", "beneficially own" and "Beneficial Ownership" in Section 1 of the Rights Agreement is amended to add the following sentence at the end thereof:

                    "Furthermore, notwithstanding the foregoing, General Dynamics shall not be deemed to be the Beneficial Owner of, nor to Beneficially Own, any of the Common Stock of the Company by reason of the approval, execution, delivery, performance, exercise of rights pursuant to, amendment or consummation of any transaction contemplated by the Merger Agreement."

          (c) The definition of "Distribution Date" in Section 3(b) of the Rights Agreement is amended to add the following sentence at the end thereof:

                    "Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as the result of (i) the public announcement of the Offer or the Merger, (ii) the acquisition of shares of Common Stock of the Company pursuant to the Merger Agreement, (iii) the execution of the Merger Agreement or (iv) the commencement of or the Consummation of the Offer or the consummation of the Merger or of the other transactions contemplated in the Merger Agreement."


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          (d) The following definitions shall be added to Section 1 of the
Rights Agreement:

                    "Consummation of the Offer" has the meaning set forth in the Merger Agreement.

                    "Merger Agreement" means the Agreement and Plan of Merger dated as of April 24, 2001, among General Dynamics Corporation, Grail Acquisition Corporation and the Company.

                    "Merger" has the meaning set forth in the Merger
                    Agreement.

                    "Offer" has the meaning set forth in the Merger Agreement.

          (e) Clause (i) of the first sentence of Section 7 of the Rights Agreement is amended to read in its entirety as follows:

                    "(i) the Close of Business on the date (the "Expiration Date") that is the earlier of (1) the date of Consummation of the Offer, or (2) the 10th anniversary of the date of this Rights Agreement or".

          Section 2. Full Force and Effect. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

          Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts to be made and performed entirely within such State.


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          IN WITNESS WHEREOF, the Corporation and the Rights Agent have caused this Amendment to be duly executed as of the day and year first above written.

                                       NEWPORT NEWS SHIPBUILDING INC.


                                       by: /s/ Stephen B. Clarkson
                                           -----------------------------
                                           Name:  Stephen B. Clarkson
                                                  Counsel and Secretary

                                       FIRST CHICAGO TRUST COMPANY OF
                                       NEW YORK,
                                       as Rights Agent

                                       by:
                                           -----------------------------
                                           Name:
                                           Title: